Exhibit 99.1
A. SCHULMAN, INC.
DIRECTORS DEFERRED UNITS PLAN
Amended and Restated Effective October 17, 2006
1.00 Background and Purpose
Effective December 5, 2002 and as part of the A. Schulman, Inc. 2002 Equity Incentive Plan, A. Schulman, Inc. adopted a procedure through which its non-employee directors could defer receipt of their board and committee fees. Effective October 17, 2006 (“Effective Date”), that procedure is amended and restated in the form of the A. Schulman, Inc. Directors Deferred Units Plan. The Plan is intended to be an unfunded, nonqualified program of deferred compensation within the meaning of Title I of ERISA.
2.00 Definitions
Whenever used in this Plan, the following words, terms and phrases will have the meanings given to them in this section, unless another meaning is expressly provided elsewhere in this document or clearly is required by the context. Also, the form of any defined term or of any word, term or phrase will include all of its other forms.
Account: The Account established under Section 4.01 for each Participant.
Beneficiary: The person a Member designates to receive any Plan benefit that is undistributed (or unexercised) when the Member dies. A Beneficiary may be designated only by following the procedures described in Section 11.06.
Board: The Company’s board of directors.
Change in Control: As defined under Code §409A.
Code: The Internal Revenue Code of 1986, as amended, and all pertinent regulations and rulings directly related to the Plan and published Internal Revenue Service rulings of general application issued under the Code.
Committee: The administrative committee described in Section 7.00.
Company: A. Schulman, Inc., a Delaware corporation.
Deferred Unit or Unit: A notional Share.
Director: A person who [1] is an elected member of the Board or of the board of directors of a Related Entity (or has been appointed to the Board or to the board of directors of a Related Entity to fill an unexpired term and will continue to serve at the expiration of that term only if elected by shareholders) and [2] is not an employee of the Company or any Related Entity.

Director Fees: The cash compensation each Director is entitled to receive in exchange for his or her services as a Director.
Disability: As defined under Code §409A.
ERISA: The Employee Retirement Income Security Act of 1974, as amended.
Fair Market Value: The value of one Share on any relevant date, determined under the following rules:
[1] If the Shares are traded on an exchange, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day;
[2] If the Shares are traded over-the-counter with no reported closing price, the mean between the highest and lowest selling prices on the relevant date, if it is a trading day, otherwise on the next trading day; or
[3] If neither subsections [1] or [2] of this definition apply, the fair market value as determined by the Committee in good faith and consistent with any applicable provisions under the Code.
Inactive Participant: A person who [1] is serving as a Director but who no longer is deferring Director Fees into the Plan or [2] has Terminated but has not received a complete distribution of his or her Plan Benefit.
Member: Collectively, [1] a Participant, [2] an Inactive Participant and [3] as appropriate, the Beneficiary of a dead Member.
Participant: A Director who meets the conditions described in Section 3.00.
Participation Agreement: The agreement that each Director must complete and return to the Committee as a condition of becoming a Participant.
Plan: The A. Schulman, Inc. Directors Deferred Units Plan, as described in this document and any amendments to it.
Plan Benefit: The balance of a Member’s Account as of any Valuation Date.
Plan Year: Each calendar year during which the Plan is in effect.
Related Entity: Any business entity related, through common control (as defined under Code §409A), to the Company.
Share: A share of common stock, par value $1.00 per share, of the Company or any security of the Company issued in substitution, exchange or in place of these shares.
Termination: A “separation from service” as defined under Code §409A.

Valuation Date: The last day of each calendar quarter and the date prior to the date that Plan Benefits are distributed to a Director.
3.00 Eligibility and Participation
3.01 Participation.
[1] Subject to Section 3.03[1], each Director who elected to defer all or a portion of his or her Director Fees before the Effective Date will participate in the Plan on the same basis he or she was participating before the Effective Date.
[2] Any Director who had not elected to defer any portion of his or her Director Fees before the Effective Date may become a Participant by returning a completed Participation Agreement to the Committee as described in Section 3.03.
3.02 Duration of Participation. A Director who complies with Section 3.01 will continue to be a Participant until the earlier of the date he or she [1] no longer is a Director or [2] revokes his or her election to defer Director Fees, subject to Section 3.03[3].
3.03 Participation Agreement.
[1] Each Director for whom a deferral election is in effect on the Effective Date will continue to be a Participant for the period described in Section 3.02 but only if, before the first day of the first calendar year beginning after the Effective Date (or later date the Committee specifies), he or she completes the portions of a Participation Agreement designated by the Committee. If this is not done, the Director will be treated as having automatically revoked his or her deferral election as of the first day of the first calendar year beginning after the Effective date (or later date the Committee specifies).
[2] Each Director for whom a deferral election is not in effect on the Effective Date may become a Participant by returning a completed Participation Agreement to the Committee specifying the amount of his or her Director Fees to be deferred and providing any other information the Committee requires to administer that election. This deferral election will be effective [a] on the first day of the calendar year beginning after the Committee receives the completed Participation Agreement or [b] upon receipt of a completed Participation Agreement by the Committee within 30 days after he or she first becomes a Director (although this election will apply only to Director Fees paid with respect to services to be performed after the Committee receives the completed Participation Agreement).
[3] A Participation Agreement will remain in effect until amended or revoked under the rules described in this subsection (and, if applicable, Section 3.03[1]). A Director may amend his or her Participation Agreement by returning a new Participation Agreement to the Committee specifying the changes made. Subject to any other restrictions imposed by the Code, any change to a previously filed

Participation Agreement that does not affect the amount of Director Fees deferred will be effective when the new Participation Agreement is received by the Committee. Any change to a previously filed Participation Agreement that does affect the amount of Director Fees deferred (including a complete revocation of an election to defer Director Fees) will be effective no earlier than the first day of the calendar year that begins after the Committee receives the new Participation Agreement.
4.00 Credits to Accounts
4.01 Members’ Accounts. Subject to the rules described in this section and elsewhere in the Plan, the Committee will establish one or more Accounts for each Participant to which it will credit [1] the number of Units and dividends credited under the Plan before the Effective Date and [2] the number of additional Units determined under Section 4.02.
4.02 Establishing/Valuing Units.
[1] As of each Valuation Date, the Committee will [a] calculate the number of Units to be credited to each Participant’s Account attributable to deferrals described in Section 4.01[2] by dividing the amount of Director Fees deferred since the preceding Valuation Date (without adjustment for the time value of money) by the Fair Market Value of a Share on the Valuation Date to produce the number of whole and fractional Units (calculated to the nearest hundredth of the Fair Market Value of a Share on the Valuation Date) and [b] add the number of Units calculated under Section 4.02[1][a] to the Units credited to the Director’s Account as of the preceding Valuation Date.
[2] As of each Valuation Date, the Committee also will credit each Member’s Account with the amount of any dividends that would have been paid to the Member had he or she actually owned a number of Shares equal to the number of Units credited to his or her Account, although no dividends will be credited with respect to any cash amounts held in a Member’s Account (including any Director Fees credited between Valuation Dates). Simultaneously, these amounts will be converted to whole and fractional Units (with a fractional Units calculated to the nearest hundredth of the Fair Market Value of a Share on the Valuation Date).
4.03 Vesting. A Member will always be 100 percent vested in the amount credited to his or her Accounts.
5.00 Distribution of Plan Benefits
5.01 Time, Schedule and Form of Payment. Plan Benefits will be distributed in a single cash payment equal to the Member’s entire Account and will be made no later than March 15 of the calendar year that begins after the calendar year during which the earliest of any of the following occurs: a Change in Control, the Member’s Termination or Disability or as provided in Section 9.02.

5.02 Full Discharge. Once a Member’s Account has been fully distributed, none of the Company, any Related Entity, the Committee or the Plan will have any further liability to the Member.
6.00 Taxes
Each Member is responsible for payment of any federal, state and local income, employment and wage taxes associated with his or her participation in the Plan and neither the Company nor any Related Entity will withhold any amounts in advance payment of these taxes.
7.00 Administration
7.01 Committee. The Board will designate the members of the Committee that administer this Plan. Any action by the Committee under the Plan may be taken by resolution of the Committee, by an officer of the Company or by any other person or persons duly authorized by resolution of the Committee.
7.02 Committee Duties. The Committee is responsible for the general administration and management of the Plan and has all powers and duties necessary to fulfill its responsibilities, including the following:
[1] To determine all questions relating to the eligibility of a Director to become a Participant;
[2] To determine, compute and certify the amount and kind of benefits payable to Members;
[3] To authorize payment of Plan Benefits;
[4] To maintain all records necessary for the administration of the Plan, other than those maintained by each Related Entity;
[5] To provide for disclosure of all information and filings or provision of all reports and statements to Members or governmental bodies that are required by the Code, ERISA or any other applicable law;
[6] To adopt or modify rules for the regulation or application of the Plan;
[7] To administer the claims procedure set forth in Section 7.03;
[8] To delegate any power or duty to any firm or person in accordance with Section 7.04;
[9] Unless otherwise provided in Section 7.03, to decide all other questions or disputes arising from the operation of the Plan;

[10] To exercise all other powers or duties granted to the Committee by other Plan provisions; and
[11] At least annually, apprise the Board of the Plan’s operation, including the value of Plan Benefits.
7.03 Benefit Claims.
[1] Normally, a Member need not present a formal claim to receive his or her Plan Benefit. However, a Member or Beneficiary (“Claimant”), or the Company acting on behalf of a Claimant, must notify the Committee if the Claimant believes that he or she is entitled to a larger Plan Benefit than that proposed to be distributed. This request must be in writing directed to the Committee and must set forth the basis of the claim and authorize the Committee to conduct any examinations that may be necessary for the Committee, in its discretion, to assess the validity of the claim and to take steps necessary to facilitate the payment of Plan Benefits to which the Claimant may be entitled.
[2] A decision by the Committee will be made promptly but not later than 90 days after the Committee’s receipt of the claim for Plan Benefits, unless special circumstances warrant an extension of the time for processing the claim; in which case, a decision will be rendered as soon as possible, but not later than 180 days after the date the Committee received the initial claim for benefits.
[3] Whenever the Committee denies a claim for benefits, a written notice prepared in a manner calculated to be understood by the Claimant must be provided setting forth:
[a] The specific reasons for the denial;
[b] The specific reference to the pertinent Plan provisions on which the denial is based;
[c] A description of any additional material or information the Claimant must submit to perfect the claim and an explanation of why that material or information is necessary; and
[d] An explanation of the Plan’s claim review procedure.
[4] A Claimant whose claim has been wholly or partially denied:
[a] May request that the claim be reviewed by the Board;
[b] May review pertinent Plan documents; and
[c] May submit issues and comments in writing to the Board.

[5] Any request for review of a denied claim must be filed in writing with the Board within 60 days of the date the Claimant received the Committee’s written notice that the initial benefit claim had been wholly or partially denied.
[6] The Board’s decision on review must be made promptly, but not later than 60 days after the Board receives a request for review, unless special circumstances warrant an extension of the time for completing the review; in which case, a decision will be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The Board’s decision on review will be in writing and must include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, and specific references to the pertinent Plan provisions on which the decision is based.
7.04 Delegation of Administrative Responsibility
[1] The Committee may delegate all or any portion of its administrative responsibilities with respect to the Plan, subject to the terms of this section.
[2] A delegation under this section may be made only through a written instrument signed by the Committee that specifies the responsibilities delegated to that delegate. Any delegation of responsibilities will be effective upon the date specified in the delegation, subject to written acceptance by the delegate. At least annually, any delegate must report to the Committee any information necessary to fully inform the Committee of the status and operation of the Plan and of the delegate’s discharge of the responsibilities delegated.
7.05 Compensation, Expenses and Indemnity
[1] The Committee and any delegate under Section 7.04 who is an employee of the Company or any Related Entity will serve without compensation for services to the Plan. The Company will furnish the Committee and any delegate under Section 7.04 with all clerical or other assistance necessary to perform his or her duties. The Committee is authorized to employ any legal counsel and advisors as it may deem advisable to assist in the performance of its duties hereunder.
[2] The Company will pay all expenses of administering the Plan.
[3] Each individual who is or was a member of the Committee (or to whom any duties have been delegated under Section 7.04) is entitled, in good faith, to rely on or to act upon any report or other information furnished by any executive officer, other officer or other employee of the Company or any Related Entity, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Committee members (and any person to whom any duties have been delegated under Section 7.04) and any officer of the Company or any Related Entity acting at the direction or in behalf of the Committee or a delegee will not be personally liable for any action or determination taken or made in good faith with respect to the Plan and will, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any act or determination just described.
7.06 Effect of Committee Action.
[1] All actions taken and all determinations made by the Committee in good faith will be final and binding upon all Members, the Company, each Related Entity and any other person interested in the Plan. To the extent the Committee has been granted discretionary authority under the Plan, its prior exercise of this authority will not subsequently obligate the Committee to exercise its authority in a like fashion.
[2] The Plan will be interpreted by the Committee in accordance with its terms and their intended meaning. The construction and interpretation of Plan provisions are vested with the Committee, in its absolute discretion, including the determination of Plan Benefits, eligibility and interpretation of Plan provisions. All decisions, determinations and interpretations will be final, conclusive and binding upon all parties having an interest in the Plan.
8.00 Amendments
8.01 Company’s Right to Amend Plan. The Company reserves the right to make, from time to time, any amendment or amendments to the Plan. By adopting this Plan, each Related Entity delegates to the Company the authority described in this section. Without the affected Member’s written consent, no amendment to the Plan will be effective to the extent that it retroactively decreases a Member’s Plan Benefit. However, nothing in this section will restrict the Company’s right to amend the Plan without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights vested or accrued under the Plan before those amendments are adopted.
8.02 Amendment of Vesting Rights. If any amendment to the Plan changes the basis for calculating a Member’s nonforfeitable rights to Plan Benefits, that amendment will be applied only to amounts credited to the Participant’s Account after the date the amendment is adopted and each Member credited with at least three years of service may elect, during the period beginning on the date the amendment is adopted and ending no earlier than the latest of [1] 60 days after the amendment’s adoption, [2] 60 days after the amendment’s effective date or [3] 60 days after the Member is issued a written notice of the amendment, to have his or her nonforfeitable rights calculated without regard to the amendment. If this election is made, a Member’s nonforfeitable right to his or her Plan Benefit will be not less than his or her nonforfeitable right before that election.
8.03 Action by Company. Any action by the Company under this Section 8.00 may be taken by resolution of the Board, by an officer of the Company or by any other person or persons duly authorized by resolution of the Board.
9.00 Termination/Withdrawal

9.01 Right to Terminate. The Company may terminate the Plan at any time with respect to some or all Members and no further Plan Benefits will accrue after the effective date of that termination. By adopting this Plan, each Related Entity delegates to the Company the authority described in this section.
9.02 Distribution of Plan Benefits After Plan Termination. Except as otherwise permitted by Code §409A, termination of the Plan will not accelerate the distribution of any Plan Benefits. Instead, Plan Benefits will be distributed on the date the Plan Benefits would have been distributed had the Plan not been terminated.
9.03 Withdrawal. By action of its board of directors or other governing entity, any Related Entity may withdraw from the Plan. However, this withdrawal [1] will not be effective until the first day of the Plan Year beginning after the date of that action and [2] will not result in the accelerated liquidation or payment of Plan Benefits earned by the withdrawing Directors. Instead, these amounts will be distributed according to the terms of this document without regard to that withdrawal.
10.00 Funding
The Plan is an unfunded, unsecured promise, within the meaning of Title I of ERISA, to pay only those Plan Benefits that are accrued by Members while Directors under the terms of the Plan. Neither the Company nor any Related Entity is required to segregate any assets into a fund established exclusively to pay Plan Benefits unless the Company, in its sole discretion, establishes a trust for this purpose. Neither the Company nor any Related Entity will be liable for the payment of Plan Benefits that are actually distributed from a trust established for that purpose. Also, Members have only the rights of a general unsecured creditor and do not have any interest in or right to any specific asset of the Company or any Related Entity. Nothing in this Plan constitutes a guarantee by the Company or any Related Entity or any other entity or person that its assets will be sufficient to pay Plan Benefits.
11.00 Miscellaneous
11.01 Mistakes and Misstatements. In the event of a mistake or a misstatement by a Member as to any item of information that is furnished pursuant to the terms of the Plan that has an effect on the amount distributed or to be distributed to that Member, or a mistake by the Plan as to the amount distributed or to be distributed to a Member, the Committee will take any action which in its judgment will result in the payment to which the Member is properly entitled under the Plan. The actions to be taken by the Committee may include the reduction of future payments to the Member, the restatement of the Member’s Plan Benefit, a demand that the Member repay the amounts distributed in error or any other action the Committee believes appropriate.

11.02 No Contract. The adoption and maintenance of this Plan is no guarantee that any Director will be nominated for or elected to the Board or the board of directors of any Related Entity.
11.03 Service of Process. The Company’s Secretary is designated as agent for the service of legal process on the Plan.
11.04 Merger or Consolidation. Subject to other terms of the Plan, in case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Member will be entitled to receive immediately after the merger, consolidation or transfer a Plan Benefit that is equal to, or greater than, the Plan Benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer.
11.05 No Alienation. The right of a Member or any other person to receive Plan Benefits may not be assigned, transferred, pledged or encumbered except as provided in the Member’s designation of a Beneficiary, by will or by applicable laws of descent and distribution. Any attempt to assign, transfer, pledge or encumber a Plan Benefit will be null and void and of no legal effect. Any attempted action contrary to this section will be null and void and of no effect whatsoever; the Company, each Related Entity and the Committee (and each member of the Committee) may disregard that action and will not be in any manner bound by it; and they, and each of them, will suffer no liability by reason of it. Consistent with Code §409A, if any Member or other person attempts to take any action contrary to this section, the Company, each Related Entity and the Committee (and each member of the Committee) will be reimbursed and indemnified on demand out of the interest of that Member in the Plan for any loss, cost or expense incurred as a result of disregarding or of acting in disregard of that action.
11.06 Beneficiary Designation. Each Member may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive any vested Plan Benefit that is undistributed at the Member’s death. Unless otherwise provided in the Beneficiary designation, each designation made will revoke all earlier designations made by the same Member, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Member has not made an effective Beneficiary designation, the deceased Member’s Beneficiary will be his or her surviving spouse or, if none, the deceased Member’s estate. The identity of a Member’s designated Beneficiary will be based only on the information included in the latest Beneficiary designation form completed by the Member and will not be inferred from any other evidence.
11.07 Applicable Law. The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio except to the extent that the Delaware General Corporation Law is mandatorily applicable.
11.08 Headings. Headings and subheadings in this document are inserted for convenience of reference only. They constitute no part of the Plan.

11.09 Invalid Provision. If any provision of this Plan is held to be illegal or invalid for any reason, the Plan will be construed and enforced as if the offending provision had not been included in the Plan. However, that determination will not affect the legality or validity of the remaining parts of this Plan.
11.10 One Plan. This Plan may be executed in any number of counterparts, each of which will be deemed to be an original.
11.11 Coordination with Other Plans. Members’ rights to any Plan Benefits will be determined solely by reference to the terms of this Plan document and will be unaffected by any other document or agreement between Members, the Company or any Related Entity.
11.12 Offset. Regardless of any other Plan provision but only to the extent permitted under Code §409A, the Company may offset any Plan Benefit payable to any Member against any other amounts the Member may owe to the Company or any Related Entity, whether or not that obligation originated under the terms of the Plan or elsewise.
11.13 Extension of Plan to Related Entities. By action of its Board, the Company may extend this Plan to a Related Entity, but only if the board of directors or governing body of the Related Entity accepts participation in the Plan, agrees to the terms of the Plan and delegates to the Company and the Committee the authority to amend, terminate and administer the Plan according to its terms.
11.14 The Plan will be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of the Participant and the executor, administrator or trustee of the estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
11.15 No Guarantee of Continuing Services. Except as otherwise specified in the Plan, nothing in the Plan may be construed as:
[1] Conferring on any Participant any right to continue as a Director;
[2] Guaranteeing that amount (if any) of any Director Fees; or
[3] Guaranteeing that the Company will pay any dividends.

A. SCHULMAN, INC.

By:	/s/ Terry L. Haines

Title:	President and Chief Executive Officer

A. SCHULMAN, INC.
DIRECTORS DEFERRED UNITS PLAN
PARTICIPATION AGREEMENT

To:	Vtq

From:	Vtc

Date:

Re:	Deferring Taxes on Your Director Fees
You are eligible to participate in the A. Schulman, Inc. Directors Deferred Units Plan (“Deferred Units Plan”). You may elect to participate in the Deferred Units Plan by completing and returning the attached Enrollment Form to Vtc at A. Schulman, Inc.; ___________________________ within the period described in Section 2.00 of this Participation Agreement.
Before deciding if you want to participate in the Deferred Units Plan, you should read this Participation Agreement and the attached copy of the Deferred Units Plan. If you have any questions, please contact Vtc at Vtd.
1.00 The Deferred Units Plan allows you to defer income taxation of the Director Fees you earn in 2007 and later years.
The Deferred Units Plan allows you to defer taxes on any “Director Fees” (as defined in the Deferred Units Plan) you earn during 2007 and during later years.

Normally, your Director Fees are taxed when they are paid. However, you may defer income taxation of all or part of your Director Fees by following the instructions included in this Participation Agreement. If you do this, you will not have to pay income taxes until you actually receive a distribution from the Deferred Units Plan, although federal and local self-employment and wage taxes (generally, federal and local self-employment and wage taxes are limited to Social Security and Medicare taxes and city and school district wage taxes) are due when the Director Fees otherwise would have been paid to you.
Note: You (and not A. Schulman) are responsible for paying Social Security and local wage taxes when due; the Company will not withhold or pay any of these taxes on your behalf.
This notice describes:
•	How and when you may elect to defer income taxation of all or part of your Director Fees (see Section 2.00);

•	How and when you will receive the value of any deferred Director Fees (see Section 3.00);

•	The income and other tax effect of deferring all or part of your Director Fees (see Section 4.00); and

•	What you should do next (see Section 5.00).
Note: Before reading the rest of this Participation Agreement (and before making any election), you should understand that many of the rules described below are part of a new section of the Internal Revenue Code (“Code”), called Code §409A. The rules under

Code §409A will affect any deferral election you make. However, the Internal Revenue Service has not yet fully explained the effect of Code §409A. Based on its current understanding of Section 409A, the Company has drafted this Participation Agreement (and the Deferred Units Plan) to avoid penalties under Section 409A. However, it may be necessary to change the Deferred Units Plan to accommodate final Section 409A regulations. And, these changes may affect how and when you may receive the value of any deferred Director Fees.
2.00 You must act soon if you want to defer all or part of your Director Fees.
Code §409A requires that any deferral of income taxes (such as an election to defer all or part of your Director Fees) must be made before the beginning of the calendar year in which those fees are earned at least 12 months before the affected income is earned (e.g., December 31, 2006 for Director Fees earned in calendar year 2007).
Note: Newly elected or appointed directors may enroll any time within 30 days of their election or appointment to the board, although this election will apply only to fees earned after the date that election is filed.
Note to A. Schulman, Inc: The special 30-day enrollment deadline is an option and need not be included in the plan. Although allowing new directors this flexibility is a desirable feature, it adds to the administrative burden (i.e., enrollment forms must be circulated immediately after the new director is elected or appointed and the Company must calculate the prorata fees earned after the election is filed based on the number of days between the date the new director joins the board and the date the election is filed.
Also, you should understand that:

•	Once made, any deferral election you make will remain in effect until it is revoked under rules described in Section ___of this Participation Agreement;

•	You may make an election with respect to 100%, 75%, 50% or 25% of your Director Fees (but in no other increments);
You may elect to defer all or part of your Director Fees by completing the attached Enrollment Form (but only after reading the rest of this notice and the attached copy of the Deferred Units Plan). If you decide to make this election, be sure to follow the instructions included on the Enrollment Form; if you do not, your election will be ineffective and will not be implemented.
3.00 Your deferred Director Fees will be converted to Units and the value of those Units will be paid when you leave the Board.
Any Director Fees that you defer into the Deferred Units Plan will be subject to the terms of that plan (a copy of which is attached and which you should read carefully). As noted above, these terms may change when the IRS issues final regulations under Code §409A. However, based on its current understanding of Code §409A and on the terms of the Deferred Units Plan, the Company believes this is how the plan will work:
[1] The value of any deferred Director Fees will be recorded as a cash credit in an “Account” (as defined in the Deferred Units Plan) maintained on the Company’s books in your name;
[2] As of the last day of each calendar quarter, the cash credit recorded in your Account will be converted into whole and fractional “Units”. The number of whole and fractional Units credited to your Account will be [a] the dollar amount credited to your Account divided by [b] the “Fair Market Value” (as defined in the Deferred Units Plan) of the Company’s “Shares” (as defined in the Deferred Units Plan) and calculated to the nearest hundredth of the Fair Market Value of a Share.
Note: No interest or other earnings will be paid or credited with respect to deferred Director Fees while they are held as cash credits in your Account.
[3] The value of the Units credited to your Account will be adjusted to reflect changes in the “Fair Market Value” of the Shares. Also, your Account will be credited with any dividends you would have received if you actually had held the Shares underlying the Units credited to your Account. These dividends will be converted to additional Units at the time (and applying the procedures) described in Section 3.01[2].
[4] When you leave the Board for any reason, your Account balance will be paid to you (or your beneficiary if you die) in a lump sum. This distribution will be made in cash equal to the Fair Market Value of your Account as of the date prior to the date on which the distribution is made.
Note: There is no guarantee that the value of your Account will increase.
4.00 What you should do next.
After you read the attached copy of the Plan, you should:
•	Contact Vtc at Vtd if you have any questions about this deferral opportunity;

•	Complete the appropriate portions of the attached Enrollment Form. This is done by:

•	Completing Sections 2.00, 3.00 and 4.00 of the attached Enrollment Form if you do want to defer all or any part of your Director Fees; and

•	Completing Sections 2.00 and 4.00 of the attached Enrollment Form if you do not want to defer any portion of your Director Fees.
Note: If you already are deferring your Director Fees under the Directors Deferred Units Plan and want to continue doing so, you need not complete Sections ___and ___, of the attached Enrollment Form although you must complete Section ___of that form. But, if you want to stop deferring your Director Fees or change the portion being deferred, you may do so only by completing Section ___ of the attached Enrollment Form and otherwise complying with the conditions described in that section.
ANY FEDERAL TAX ADVICE CONTAINED IN THE FOREGOING IS NOT INTENDED OR WRITTEN BY THE PREPARER OF SUCH ADVICE TO BE USED, AND IT CANNOT BE USED BY THE RECIPIENT, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE RECIPIENT. THIS DISCLOSURE IS INTENDED TO SATISFY U.S. TREASURY DEPARTMENT REGULATIONS.

A. SCHULMAN, INC.
DEFERRED UNITS PLAN
ENROLLMENT FORM RELATING TO DIRECTOR FEES OTHERWISE PAYABLE TO VTB
1.00 Important instructions for completing this Enrollment Form.
Before you complete this Enrollment Form, you should read the Participation Agreement that accompanies this form and the copy of the A. Schulman, Inc. Directors Deferred Units Plan (“Deferred Units Plan”) attached to that Participation Agreement.
[1] If you do want to defer all or any part of your Director Fees, complete Sections 2.00, 3.00 and 4.00 of this Enrollment Form and return the completed form to the address given below no later than the last day of the calendar year ending before those Director Fees otherwise would be earned (e.g., no later than December 31, 2006 for Director Fees to be earned in 2007); and
[2] If you do not want to defer all or any part of your Director Fees, complete Sections 2.00 and 4.00 of this Enrollment Form and return the completed form to the address given below no later than 30 days after Vtb, 2006.
If you have any questions about this deferral opportunity, contact Vtc at Vtd or at:
Vtc
A. Schulman, Inc.

Note: If you elect to defer all or a portion of your Director Fees, you also may use the attached “Beneficiary Designation Form” to name a person (“Beneficiary”) to receive any amount not distributed to you before you die.
2.00 Participation.
Check the first box below if you do want to defer all or part of your Director Fees subject to the terms of the Deferred Units Plan or check the second box below if you do not want to defer any part of your Director Fees.
Note: Unless you are a new director (i.e., you have not previously served on the Company’s board) an election under this section to defer Director Fees will apply only to those fees earned during the calendar year beginning after this completed form is returned to the address shown below. However, if you are a new director, you may defer the Director Fees you earn after this completed form is returned to the address shown below but only if that completed form is returned no later than 30 days after you first become a director.
☐ Check here if you do want to defer all or part of your Director Fees subject to the terms of the Deferred Units Plan. Also, check the box adjacent to the portion of the Director Fees you want to defer:
☐ All Director Fees (if you want to defer some but not all of your Director Fees, check the next box and insert the portion of those fees you want to defer).
☐ ___% (insert 25%, 50%, 75% or 100%) of the Director Fees

You also must complete Sections 3.00 and 4.00 of this Enrollment Form and return the completed form to the address shown above no later than the last day of the calendar year ending before the affected Director Fees will be earned (e.g., before December 31, 2006 for Director Fees to be earned in 2007) or, if you are a new director within 30 days after first becoming a director.
☐ Check here if you do not want to defer any portion of your Director Fees. You also must complete Section 4.00 of this Enrollment Form and return the completed form to the address shown above no later than 30 days after Vtb, 2006.
3.00 Acknowledgements.
By signing below, I acknowledge that:
•	I have received and read a copy of the A. Schulman, Inc. Director Deferred Units Plan and a Participation Agreement relating to my participation in that plan;

•	I fully understand the terms of the A. Schulman, Inc. Director Deferred Units Plan and the risks associated with any election I make relating to that plan;

•	The A. Schulman, Inc. Director Deferred Units Plan is unfunded and not subject to the Employee Retirement Income Security Act of 1974, as amended and that I have no right or claim to receive benefits related to the plan other than those specifically described in the plan.

•	I am solely responsible for ensuring that the plan’s administrative committee’s records contain my current address and that of my beneficiary; and

•	I may designate a beneficiary to receive any amounts due at my death (or change my beneficiary) by completing a separate beneficiary designation form available to me from the plan’s administrative committee.

Date	Signature

Printed name
Received by Committee on: